SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest

event reported) February 19, 2003

Lakeland Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	33-27312	22-2953275
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

973-697-2000

(Registrant’s telephone number,

including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.     Other Events.

Commercial Money Center, Inc. (“CMC”) was formed to originate leases which were combined into pools, the income stream from which was then sold at a discount to banks and other financial institutions, including the Corporation’s Lakeland Bank subsidiary. As has been reported in prior filings, CMC filed for bankruptcy protection on May 30, 2002 with the United States Bankruptcy Court for the Southern District of Florida (the “Florida Bankruptcy Court”). The Florida Bankruptcy Court ordered that all collections by the servicers and sub-servicers under the leases be paid in escrow to the bankruptcy trustee pending final resolution of rights to those collections. On September 18, 2002, the bankruptcy action was transferred to the United States Bankruptcy Court for the Southern District of California (the “California Bankruptcy Court”). On February 5, 2003, Lakeland Bank and the bankruptcy trustee (the “Trustee”) entered into a proposed settlement agreement, subject to Bankruptcy Court approval, that will settle and resolve all of the CMC bankruptcy estate’s claims against Lakeland Bank. On February 19, 2003, the Trustee filed a motion with the Bankruptcy Court requesting approval of the settlement agreement. A hearing on the Trustee’s motion has been set for April 2, 2003.

In summary, under the proposed settlement, if approved by the Bankruptcy Court,

•	The bankruptcy estate will be permitted to retain $542,425 of the funds collected on Lakeland Bank lease pools, which funds are currently held in escrow by the Trustee.

•	The Trustee will release its claim to any future collections such that these amounts can be paid directly to Lakeland.

•	Lakeland Bank will also pay the bankruptcy estate an amount equal to 5% of its recovery from the sureties that issued surety bonds in connection with the Lakeland Bank lease pools, not to exceed $709,325.

•	The Settlement Agreement also contains provisions dealing with the disposition of the collateral under Lakeland Bank’s lease pools. Lakeland Bank will retain a priority security interest in the collateral associated with each lease (including the underlying equipment) until all the lease stream payments due to Lakeland Bank under the relevant lease are made. For any lease that fully performs, the bankruptcy estate will receive any payments in excess of what is due to Lakeland Bank.

•	The Trustee will assign to Lakeland Bank any interest the bankruptcy estate may have in the surety bonds issued by the sureties.

•	The parties will grant mutual general releases.

•	Lakeland Bank’s proof of claim in the bankruptcy action will be allowed, but be made subject to the interests of general unsecured trade creditors of CMC.

Also, as has been reported in prior filings, Lakeland Bank has filed suit against several sureties seeking to enforce Lakeland Bank’s rights under various surety bonds issued by these companies in connection with Lakeland Bank’s purchase of lease investments in the CMC lease program. Lakeland Bank’s suits have been or are in the process of being consolidated for pretrial purposes with more than 35 other lawsuits involving similar claims in the United States District Court for the Northern District of Ohio under the federal Judicial Panel on Multidistrict Litigation (“MDL”) Rules. Lakeland Bank believes that if the California Bankruptcy Court approves the proposed settlement, such approval will enhance Lakeland Bank’s position before the MDL Court by eliminating any uncertainty over whether the surety bonds were property of the bankruptcy estate and, thereby, removing the opportunity for the surety defendants to continue to delay the MDL case based on this issue.

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The information disclosed in this document includes certain forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to pending legal proceedings. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Corporation cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements as a result of such assumptions, risks and uncertainties, including the risks and uncertainties involved in the proof of facts in complex legal proceedings and other risks identified from time to time by the Corporation in its SEC filings and press releases.

The above-listed risk factors are not necessarily exhaustive, particularly as to possible future events, and new risk factors may emerge from time to time. Any statements made by the Corporation that are not historical facts should be considered to be forward-looking statements. The Corporation is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/S/ ROGER BOSMA
Name: Roger Bosma
Title: President and Chief Executive Officer

Date:  February 25, 2003